                                                                      EXHIBIT 23


                         Consent of Independent Auditors

         We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-37440) pertaining to the Employee Stock Purchase Plan of HealthStream, Inc. of our report dated June 18, 2001, with respect to the financial statements of the HealthStream, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) as of March 31, 2001 and for the period April 10, 2000 (date of inception) to March 31, 2001.




                                  Ernst & Young LLP

Nashville, Tennessee
June 18, 2001















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